Exhibit 10.8

September 30, 2010

Ray Sharpe

[Address on file]

Re: Amended and Restated Employment Agreement

Dear Mr. Sharpe:

Reference is hereby made to that certain Amended and Restated Employment Agreement, dated as of June 2, 2004 and as amended and restated on August 11, 2008 (the “Employment Agreement”), between you and Isola USA Corp. (the “Company”). Pursuant to Section 5(b) of the Employment Agreement, you are entitled to certain severance benefits if your employment is terminated under certain circumstances within the two (2) year period following the occurrence of a Change in Control (as defined in the Employment Agreement). For the avoidance of doubt, the Company and you each hereby acknowledge and agree that the transactions contemplated under that certain Subscription Agreement, dated as of September 30, 2010 (the “Subscription Agreement”), among TPG Hattrick Holdco, LLC (“Parent”) and the subscribers party thereto, including, without limitation, the acquisition by OCM PF Laminates, L.P. (“Oaktree”) and its affiliates of greater than 30% of the voting units of Parent, shall not be deemed to constitute a Change in Control under the Employment Agreement for any purposes whatsoever; provided, however, that this letter agreement shall not be deemed a waiver of any future acquisitions of membership units in Parent by any party to the Subscription Agreement, including by Oaktree, other than pursuant to Sections 4.4 or 4.6 thereof. Additionally, notwithstanding any provision of the Employment Agreement or anything to the contrary herein, the Company and you each hereby acknowledge and agree that at such time as TPG Capital, LP and its affiliates cease to have the ability under the Fourth Amended and Restated Limited Liability Company Agreement of Parent, as it may be modified or amended from time to time, to block a termination of your employment, a Change in Control under the Employment Agreement will be deemed to have occurred.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of Texas applicable to contracts made and performed therein. This letter agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

*****

Agreed and Acknowledged
as of the date first set forth above:

ISOLA USA CORP.

/s/ Raymond P. Sharpe	/s/ Kevin R. Burns
Raymond P. Sharpe	Kevin R. Burns,
Chairman of the Board